UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Molino Cañuelas S.A.C.I.F.I.A.

(Exact name of Registrant as specified in its charter)

Cañuelas Mill S.A.C.I.F.I.A.

(Translation of Registrant’s name into English)

Argentina	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

John F. Kennedy 160, B1814BKD Cañuelas, Province of Buenos Aires Republic of Argentina +54 (22) 2643-2885	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares (“ADS”) each representing three Class B ordinary shares,	New York Stock Exchange

Class B ordinary shares, par value AR$0.10 per share (“Class B ordinary shares”)	New York Stock Exchange*

*Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange. Each ADS represents the right to receive three Class B ordinary shares. The ADSs are being registered under the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities and Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-220408 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrants’ Securities to be registered.

Molino Cañuelas S.A.C.I.F.I.A. (the “Registrant”) hereby incorporates by reference the description of its ADSs and Class B ordinary shares, to be registered hereunder, contained under the headings “Description of the American Depositary Shares” and “Description of Our Share Capital,” respectively, in the Registrant’s Registration Statement on Form F-1 (File No. 333-220408) initially filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2017, as subsequently amended (the “Registration Statement”), under the Securities Act, and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement on Form 8-A because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Molino Cañuelas S.A.C.I.F.I.A.

Date: November 13, 2017	By:	/s/ Aldo Adriano Navilli
	Name:	Aldo Adriano Navilli
	Title:	Chief Executive Officer

3